Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

(Unaudited)	Three Months Ended March 31, 2010			Three Months Ended March 31, 2009
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 502	$ 1,358	$ 1,860	$ 492	$ 1,333	$ 1,825
Less: Unvested Participating Dividends	-0-	-0-	-0-	(4)	-0-	(4)
Dividends to Common Share Owners	502	1,358	1,860	488	1,333	1,821
Undistributed Earnings			4,470			2,289
Less: Earnings Allocated to Participating Securities			-0-			(6)
Undistributed Earnings allocated to Common Share Owners	1,278	3,192	4,470	663	1,620	2,283
Net Income Available to Common Share Owners	$ 1,780	$ 4,550	$ 6,330	$ 1,151	$ 2,953	$ 4,104
Average Basic Common Shares Outstanding	10,745	26,828	37,573	10,822	26,464	37,286
Basic Earnings Per Share	$ 0.17	$ 0.17		$ 0.11	$ 0.11
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 505	$ 1,358	$ 1,863	$ 492	$ 1,333	$ 1,825
Less: Unvested Participating Dividends	-0-	-0-	-0-	(4)	-0-	(4)
Dividends and Assumed Dividends to Common Share Owners	505	1,358	1,863	488	1,333	1,821
Undistributed Earnings			4,467			2,289
Less: Earnings Allocated to Participating Securities			-0-			(6)
Undistributed Earnings allocated to Common Share Owners	1,282	3,185	4,467	665	1,618	2,283
Net Income Available to Common Share Owners	$ 1,787	$ 4,543	$ 6,330	$ 1,153	$ 2,951	$ 4,104
Average Diluted Common Shares Outstanding	10,802	26,831	37,633	10,884	26,490	37,374
Diluted Earnings Per Share	$ 0.17	$ 0.17		$ 0.11	$ 0.11
Reconciliation of Basic and Diluted EPS Calculations:
Net Income Used for Basic EPS Calculation	$ 1,780	$ 4,550	$ 6,330	$ 1,151	$ 2,953	$ 4,104
Assumed Dividends Payable on Dilutive Shares:
Performance shares	3	-0-	3	-0-	-0-	-0-
Increase (Reduction) of Undistributed Earnings - allocated based
on Class A and Class B shares	4	(7)	(3)	2	(2)	-0-
Net Income Used for Diluted EPS Calculation	$ 1,787	$ 4,543	$ 6,330	$ 1,153	$ 2,951	$ 4,104
Average Shares Outstanding for Basic EPS Calculation	10,745	26,828	37,573	10,822	26,464	37,286
Dilutive Effect of Average Outstanding:
Performance shares	57	3	60	-0-	-0-	-0-
Restricted share units	-0-	-0-	-0-	62	26	88
Average Shares Outstanding for Diluted EPS Calculation	10,802	26,831	37,633	10,884	26,490	37,374
Included in dividends declared for the basic and diluted earnings per share computation for the three months ended March 31, 2009 are dividends computed and accrued on unvested Class A and Class B restricted share units, which were paid by a conversion to the equivalent value of common shares after a vesting period. Restricted share units held by retirement-age participants at March 31, 2009 had a nonforfeitable right to dividends and are deducted from the above dividends and undistributed earnings figures allocable to common Share Owners. Previously reported earnings per share calculations for the three months ended March 31, 2009 have been recast as a result of FASB guidance on determining whether instruments granted in share-based payment transactions are participating securities. See Note 1 - Summary of Significant Accounting Policies of Notes to Condensed Consolidated Financial Statements for further discussion. There were no restricted share units outstanding as of March 31, 2010.
All of the 680,000 and 748,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the quarters ended March 31, 2010 and 2009, respectively. In addition, 45,000 performance shares were antidilutive and were excluded from the dilutive calculation for the quarter ended March 31, 2009.

(Unaudited)	Nine Months Ended March 31, 2010			Nine Months Ended March 31, 2009
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 1,481	$ 4,022	$ 5,503	$ 4,119	$ 9,613	$ 13,732
Less: Unvested Participating Dividends	(9)	-0-	(9)	(56)	-0-	(56)
Dividends to Common Share Owners	1,472	4,022	5,494	4,063	9,613	13,676
Undistributed Earnings			4,507			748
Less: Earnings Allocated to Participating Securities			(8)			(3)
Undistributed Earnings allocated to Common
Share Owners	1,287	3,212	4,499	224	521	745
Net Income Available to Common Share Owners	$ 2,759	$ 7,234	$ 9,993	$ 4,287	$10,134	$ 14,421
Average Basic Common Shares Outstanding	10,702	26,706	37,408	11,139	25,980	37,119
Basic Earnings Per Share	$ 0.26	$ 0.27		$ 0.38	$ 0.39
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 1,493	$ 4,023	$ 5,516	$ 4,127	$ 9,613	$ 13,740
Less: Unvested Participating Dividends	(9)	-0-	(9)	(56)	-0-	(56)
Dividends and Assumed Dividends to Common Share Owners	1,484	4,023	5,507	4,071	9,613	13,684
Undistributed Earnings			4,494			740
Less: Earnings Allocated to Participating Securities			(8)			(3)
Undistributed Earnings allocated to Common
Share Owners	1,291	3,195	4,486	222	515	737
Net Income Available to Common Share Owners	$ 2,775	$ 7,218	$ 9,993	$ 4,293	$10,128	$ 14,421
Average Diluted Common Shares Outstanding	10,789	26,710	37,499	11,206	26,005	37,211
Diluted Earnings Per Share	$ 0.26	$ 0.27		$ 0.38	$ 0.39
Reconciliation of Basic and Diluted EPS Calculations:
Net Income Used for Basic EPS Calculation	$ 2,759	$ 7,234	$ 9,993	$ 4,287	$10,134	$ 14,421
Assumed Dividends Payable on Dilutive Shares:
Performance shares	12	1	13	8	-0-	8
Increase (Reduction) of Undistributed Earnings -
allocated based on Class A and Class B shares	4	(17)	(13)	(2)	(6)	(8)
Net Income Used for Diluted EPS Calculation	$ 2,775	$ 7,218	$ 9,993	$ 4,293	$10,128	$ 14,421
Average Shares Outstanding for Basic EPS Calculation	10,702	26,706	37,408	11,139	25,980	37,119
Dilutive Effect of Average Outstanding:
Performance shares	87	4	91	21	1	22
Restricted share units	-0-	-0-	-0-	46	24	70
Average Shares Outstanding for Diluted EPS Calculation	10,789	26,710	37,499	11,206	26,005	37,211
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period. Restricted share units held by retirement-age participants have a nonforfeitable right to dividends and are deducted from the above dividends and undistributed earnings figures allocable to common Share Owners. Previously reported earnings per share calculations for the nine months ended March 31, 2009 have been recast as a result of FASB guidance on determining whether instruments granted in share-based payment transactions are participating securities. See Note 1 - Summary of Significant Accounting Policies of Notes to Condensed Consolidated Financial Statements for further discussion.
All of the 704,000 and 756,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the nine months ended March 31, 2010 and 2009, respectively.